UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 13, 2015

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota		27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Entry into a Material Definitive Agreement.

On January 13, 2015, Apollo Energy Services, L.L.C. (“Apollo”), a subsidiary of Twin Cities Power Holdings, LLC (the “Company”), and Mark A. Cohn entered into an Employment Agreement (“Agreement”). Prior to entering into the Agreement, Mr. Cohn served as an independent member of the Company’s board of directors. The Agreement does not affect Mr. Cohn’s service on the Company’s board of directors. The Agreement, which is effective as of January 1, 2015, provides that Apollo shall pay Mr. Cohn a salary of $240,000 per year beginning in January 2015. The Agreement provides further that Mr. Cohn’s employment is on an at-will basis and that Mr. Cohn is entitled to participate in all benefit plans adopted by Apollo, entitled to 20 days per year of personal time off, eligible for a discretionary bonus, and bound by standard provisions regarding assignment of inventions and confidentiality. The Agreement also precludes Mr. Cohn from competing directly or indirectly with Apollo for a period of 18 months following the termination of his employment, regardless of whether such termination is voluntary or involuntary or with or without cause.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2015, the Company and its Chief Executive Officer and President, Timothy S. Krieger, entered into a Fourth Amendment to Employment Agreement (“Amendment”) which amends that certain Employment Agreement, dated January 1, 2012, as amended on March 24, 2014, May 14, 2014, and November 10, 2014. The Amendment, which is effective as of January 1, 2015, provides that Mr. Krieger’s salary shall be reduced from $100,000 per month to $50,000 per month beginning in January 2015. In addition to the foregoing salary, the Company expects to continue paying Mr. Krieger a monthly distribution of $200,000 as a result of his beneficial ownership of 100% of the Company’s outstanding equity.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

10.1	Employment Agreement, dated January 13, 2015, between Apollo Energy Services, L.L.C. and Mark A. Cohn.

10.2	Fourth Amendment to Employment Agreement, dated January 21, 2015, between Twin Cities Power Holdings, LLC and Timothy S. Krieger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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